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                                                                     EXHIBIT 11



               DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         Three Months Ended                  Six Months Ended
                                                            September 30,                      September 30,
                                                   ---------------------------        ----------------------------
                                                       1997             1996             1997              1996
                                                   ----------       ----------        ----------        ----------
Net income                                         $    3,869       $    2,955        $    7,698        $    5,996
                                                   ==========       ==========        ==========        ==========

Weighted average common shares outstanding
                                                        7,210            6,921             7,117             6,915
                                                   ==========       ==========        ==========        ==========

Net income per common share                        $     0.54       $     0.43        $     1.08        $     0.87
                                                   ==========       ==========        ==========        ==========


Calculation of weighted average common
    shares outstanding:

Weighted average of common stock outstanding
                                                        6,796            6,454             6,739             6,435

Weighted average common stock options,
    utilizing the treasury stock method (1)               414              467               378               480
                                                   ----------       ----------        ----------        ----------


                                                        7,210            6,921             7,117             6,915
                                                   ==========       ==========        ==========        ==========


(1) Utilizing the weighted average stock price of $43.48 and $37.65 per share for the three and six months ended September 30, 1997, respectively, and the weighted average stock price of $40.17 and $40.01 per share for the three and six months ended September 30, 1996, respectively.





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